Exhibit 5.1

Citigroup Center

153 East 53rd Street

New York, New York 10022-4611

www.kirkland.com

To Call Writer Directly: 212-446-4800	Facsimile: (212) 446-4900

May 4, 2007

Citadel Broadcasting Corporation

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, NV 89128

Ladies and Gentlemen:

We are acting as counsel to Citadel Broadcasting Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (No. 333-113875), originally filed with the Securities and Exchange Commission (the “Commission”) on December 21, 2006, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to the proposed registration by the Company of up to 164,597,788 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) to be issued in connection with the merger contemplated by the Agreement and Plan of Merger, dated as of February 6, 2006, by and among Alphabet Acquisition Corp., ABC Radio Holdings, Inc. (“Spinco”), The Walt Disney Company (“TWDC”) and the Company, as amended as of November 19, 2006, (the “Merger Agreement”). Such shares of the Common Stock, when issued in accordance with the Merger Agreement are referred to herein as the “Shares” and the issuance of the Shares is referred to herein as the “Issuance”.

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Merger Agreement attached as Exhibit 2.1 to the Registration Statement and the amendment thereto attached as Exhibit 2.2 to the Registration Statement; (ii) the merger certificate prepared pursuant to the Merger Agreement and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the issuance of the Shares; (iii) the Company’s Restated Certificate of Incorporation, as amended to the date hereof; (iv) the Company’s Amended and Restated By-Laws, as amended to the date hereof; (v) minutes and records of the corporate proceedings of the Company with respect to the Issuance; and (vi) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of

Chicago	Hong Kong	London	Los Angeles	Munich	San Francisco	Washington, D.C.

such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that, when (i) the Merger Certificate is filed with and accepted by the Secretary; (ii) the Registration Statement becomes effective under the Act and provided that such effectiveness shall not have been terminated; (iii) the certificates evidencing the Shares have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the stockholders of Spinco in exchange for their shares of common stock of Spinco; and (iv) the appropriate certificates representing the Shares are duly countersigned and registered by the Company’s transfer agent/registrar, the Shares will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Sincerely,

/s/ Kirkland & Ellis LLP

Kirkland & Ellis LLP

2